FORM 8-A
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                               14-1861651
                --------                               ----------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

 11601 Wilshire Blvd., Suite 2160, Los Angeles, CA           90025
 -------------------------------------------------           -----
    (Address of principal executive offices)              (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered         Name of each exchange on which each class is to be registered
         ------------------                                     --------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-119814

        Securities to be registered pursuant to Section 12(g) of the Act:
                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of class)
================================================================================

Item 1. Description of Registrant's Securities to be Registered.

Innovative Card Technologies, Inc. (the "Registrant") hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No.: 333-119814), as originally filed with the Securities and Exchange Commission, (the "Commission") on October 19, 2004 or subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.
The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Number      Description

3.1* Certificate of incorporation of the Registrant, as currently in effect


3.2* Certificate of amendment of the Registrant's certificate of incorporation, dated August 13, 2004, as currently in effect


3.3* Certificate of amendment of the Registrant's certificate of incorporation dated June 25, 2004, as currently in effect


3.5* Form of amended and restated certificate of incorporation of the Registrant, to be effective after this registration statement is effective


3.6*        Bylaws of the Registrant, as currently in effect

3.7* Bylaws of the Registrant, to be effective after this registration statement is effective

4.1* Amendment No. 1 to Certificate of designations, powers, rights, preferences, qualifications and limitations of convertible preferred stock of the Registrant, as currently in effect

10.4*       Form of common stock warrant

10.5* Securities purchase agreement between Registrant and Bristol Capital, LLC dated December 23, 2003

10.5(a)* Waiver of section 2.3 of the securities purchase agreement between Registrant and Bristol Capital, LLC

*Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form SB-2 field on October 19, 2004, as amended (File No. 333-119814).

                                    Signature

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized. Date: April 25, 2005

                       INNOVATIVE CARD TECHNOLOGIES, INC.
                       a Delaware corporation



                       By:      /s/ Alan Finkelstein/
                           -------------------------------------
                                Alan Finkelstein, President
                                and Chief Executive Officer